Exhibit 99.1

VOLCANO ACHIEVES MAJOR MILESTONE IN JAPAN DIRECT SALES INITIATIVE WITH SIGNING OF TERMINATION AGREEMENT WITH GOODMAN

COMPANY PROVIDES UPDATED GUIDANCE FOR FISCAL 2009

COMPANY SCHEDULES CONFERENCE CALL FOR

2:30 P.M., PACIFIC TIME (5:30 P.M., EASTERN) TODAY

(SAN DIEGO, CA), July 8, 2009—Volcano Corporation (NASDAQ: VOLC), a leader in the development, manufacturing and sales of products for the diagnosis of coronary and peripheral artery disease, said today it has signed a termination agreement with its largest distributor in Japan, Goodman Company, Ltd. This agreement, which took effect today, will enable Volcano to accelerate its transition to a direct sales force in the market to support its intravascular ultrasound (IVUS) and Functional Measurement (FM) consoles and disposables, as well as products currently in development.

“We are delighted to be completing this transition nearly a year ahead of our original timetable,” said Scott Huennekens, president and chief executive officer of Volcano. “Japan is the largest IVUS market in the world. Given recent clinical data, Japan also represents a great market opportunity for our FM offerings, as well as the products in our pipeline, such as image-guided therapy, Optical Coherence Tomography (OCT), Forward-Looking IVUS and Impact micro-catheters. By going direct, we hope to replicate in Japan the market share gains we have achieved in our other key geographies, such as the United States and Europe.

“We have already laid the groundwork for this transition, as we now have more than 40 sales reps and approximately 80 personnel in Japan, and we expect to complete the customer transition process by the end of the third quarter,” he added.

Huennekens said Volcano’s transition to a direct sales force in Japan is important to the company for several reasons, including:

•

It allows Volcano to be closer to Japanese physicians and the market so that the company’s products can better meet the unique needs of the Japanese market. Additionally, Volcano believes that it will enable the company to provide more focused service and support to the market.

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It creates more favorable economics—including revenues, gross margin and operating income—on sales of Volcano products, as well as those of products under development and other distributed products, and enables the company to leverage its infrastructure in Japan.

•	It provides the ability for the company to direct its own sales and marketing initiatives, as well as new product launches.

The key financial aspects of the agreement include:

•

Volcano Japan has agreed to pay Goodman 350 million Japanese yen, plus five percent Japanese consumption tax (a total of approximately $3.9 million U.S.), between July 15 and August 31, 2009. Volcano Japan plans to allocate this entire amount to the purchase of IVUS consoles, and depreciate it over the next ten quarters.

•

Volcano Japan has agreed to repurchase from Goodman any remaining IVUS and FM disposables on August 31, 2009. While Volcano does not expect such repurchases to be financially material, to the extent there is a buyback of disposables, it is expected to occur in the third quarter and be treated as contra revenue.

•

Volcano has also agreed to pay Goodman commissions based on net receipts of Volcano Japan from the sale of products to customers transferred from Goodman to Volcano from July 1, 2009 to December 31, 2009. Volcano guarantees a minimum total commission of 310 million Japanese yen (approximately $3.3 million U.S.). The commissions will be expensed as they occur.

“We want to express our appreciation to Goodman for their support over the past several years and their cooperation during this process. They have been a good partner and helpful in communicating this change to customers and they will continue to assist us with this transition. Both parties believe that this is a fair agreement that facilitates a smooth transition and enables Volcano to continue delivering its leading-edge offerings to patients in Japan and the clinicians that treat them,” Huennekens noted.

2009 Guidance

The company is providing updated guidance for fiscal 2009.

The company is reconfirming guidance for revenues in the range of $218-$223 million, or an increase of 27-30 percent over revenues in 2008. The company expects gross margins will be in the range of 59-60 percent, including depreciation of approximately $775,000 through the balance of the year related to the Goodman transition.

The company said it expects operating expenses for fiscal 2009 will be in the range of 67-69 percent of revenues. This includes stock-based compensation expense of approximately $13.0 million, intangible amortization of approximately $4.2 million and approximately $3.5 million in Goodman commissions.

Volcano expects to report a net loss of $0.38-$0.43 per share, which includes stock-based compensation of approximately $13.0 million and Goodman transition costs of approximately $4.3 million. Excluding such costs, the company expects to report a loss of $0.03-$0.08 per share. The company said its anticipated results for 2009 also reflect lower interest income and unfavorable currency exchange rates versus fiscal 2008. The company expects weighted average shares outstanding at year-end 2009 will be approximately 48.7 million basic shares and 50.0 million shares on a diluted basis.

Conference Call Information

The company will hold a conference call at 2:30 p.m., Pacific Daylight Time (5:30 p.m., Eastern Daylight Time), today. The teleconference can be accessed by calling (719) 325-4852, passcode 4962185, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through July 14, at (719) 457-0820, passcode 4962185, and via the company’s website.

About Volcano Corporation

Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart disease and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use phased array and rotational IVUS imaging catheters, and advanced functionality options, such as VH® IVUS tissue characterization and ChromaFlo®. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires and is developing a line of ultra-high resolution Optical Coherence Tomography (OCT) and Forward-Looking IVUS systems and catheters. Currently, more than 4,200 Volcano IVUS and FM systems are installed worldwide and approximately half of Volcano's revenues are derived from outside the United States. Through its wholly-owned subsidiary, Axsun Technologies, Volcano also develops and manufactures optical monitors, lasers and optical engines used in telecommunications, spectroscopy and other industrial applications. These products are sold to a variety of customers, including Nokia Siemens, Ericsson, Alcatel-Lucent and Huawei. For more information, visit the company’s website at http://www.volcancorp.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s updated financial guidance for fiscal 2009, the timing and impact to the company of the transition to a direct sales force in Japan, market adoption of the company’s technology, growth strategies and market development and product sales. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact Information:

John Dahldorf

Chief Financial Officer

Volcano Corporation

(858) 720-4112

or

Neal Rosen

Ruder-Finn

(415) 692-3058